LICENSE AGREEMENT


     AGREEMENT is made as of the 26th day of February, 1998 by and between OTTOMANELLI BROS., LTD., a New York corporation ("Licensor") and THE RATTLESNAKE HOLDING COMPANY, INC., a Delaware corporation ("Licensee").

                                    RECITALS

     Licensor is the owner of the trademark "Ottomanelli's Cafe", registered with the United States Patent and Trademark Office on June 6, 1989, No. 1,543,074 (the "Trademark"). A copy of the registration is enclosed.

     Licensor has developed substantial goodwill, reputation and public recognition associated with and identified by the Trademark which have substantial value and which have been used in connection with sit-down restaurants.

     Licensee desires to obtain a license to use the Trademark in connection with all of the purposes for which the same may lawfully be used (the "Permitted Uses").

     Licensor desires to grant to Licensee said license in accordance with the terms and subject to the conditions of this Agreement.

     NOW, THEREFORE, the parties agree as follows:

     1. GRANT OF TRADEMARK LICENSE

     1.1. Licensor hereby grants to Licensee, and Licensee hereby accepts the sole and exclusive license (the "License") to use the Trademark in connection with the Permitted Uses in the Territory (as hereinafter defined).

     1.2. The License is intended to be an exclusive license, and, during the Term (as hereinafter defined) of the License, Licensor shall not use the Trademark or authorize any person other than Licensee to use the Trademark for any purpose whatsoever.

     2. TERM AND TERRITORY

     2.1 The term (the "Term") of the License shall commence on the date hereof and shall continue for so long as Licensor has any rights in the Trademark, except for an earlier termination of the Term as provided herein.

     2.2. The territory (the "Territory") in which the License can be used is the United States of America and any other jurisdiction in which Licensor has a right to use the Trademark.

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     2.3.  During the Term,  Licensor  shall refer to Licensee  all requests and inquiries relating to the use of the Trademark.

     3. FEES AND ROYALTIES

     In consideration for the License herein granted, Licensee shall pay to Licensor contemporaneously herewith the sum often ($10.00) dollars. No other fee or royalty shall be payable during the Term of this Agreement.

     4. OPERATING STANDARDS

     To protect the Licensor's rights in the Trademark and the goodwill associated therewith, Licensee shall at Licensee's expense during the Term of this Agreement:

     4.1. Maintain any premises ("Premises") displaying the Trademark and all fixtures, furnishings, signs and equipment, including the parking areas, in good condition and in conformity with established standards of sanitation, safety and repair, including, without limitation, such periodic repainting, repairs or replacements as may be required because of damage and normal wear and tear;

     4.2. Operate the Premises in conformity with high standards of quality, service and sanitation.

     4.3. Allow the Licensor and its representatives the right to inspect the operation of the Premises during business or non-business hours;

     4.4. Correct any deficiencies detected during Licensor's inspections, including, without limitation, refraining from the future use of any items that do not conform with the provisions of this Section 4.

     4.5. Use all such indicia of registration and notices of registrations and of the relationship between the parties, as Licensor may reasonably require in conjunction with Licensee's use of the Trademark.

     4.6 Use the Trademark only with products of high quality.

     47 Comply with all other requirements of all applicable Federal, state, county or city statutes, ordinances or regulations applicable to the operations and product sales associated with the Trademark.

     4.8 Not take any action to bring the name "Ottomanelli" into disrepute.

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     5. GOODWILL AND RIGHTS ASSOCIATED WITH THE TRADEMARK

     5.1. Licensee recognizes the value of the goodwill associated with the Trademark and acknowledges that the Trademark and all rights therein and the goodwill pertaining thereto belong exclusively to Licensor. Licensee agrees not to commit any act or omission adverse or injurious to said rights.

     5.2. Licensee agrees that Licensee shall not at any time acquire any rights in the Trademark by virtue of any use Licensee may make of the Trademark.

     5.3. Licensee agrees to cooperate fully and in good faith with Licensor for the purpose of securing, preserving, and protecting Licensor' s rights in and to the Trademark.

     5.4. Licensee shall have the right, but shall not be under any obligation, to use the License.

     5.5. Licensee acknowledges and admits that there may be no adequate remedy at law for a breach of this Agreement by Licensee, and agrees that in the event of such breach, Licensor shall be entitled to equitable relief by way of temporary and permanent injunction and such other and further relief as any court with jurisdiction may deem just and proper.

     5.6. Licensee shall report to Licensor in writing any infringement or limitation of the Trademark of which Licensee becomes aware. Licensor shall have the initial right to determine whether to institute litigation upon such infringements as well as the selection of counsel. Licensor may commence or prosecute any claims or suits for the infringement of the Trademark in its own name or the name of the Licensee or join Licensee as party thereto. Licensor shall bear the cost of such litigation and shall be entitled to keep the entire amount of any recovery therefrom. If Licensor brings an action against any infringer of the Trademark, Licensee shall cooperate with Licensor and lend whatever assistance Licensee can or is necessary m the prosecution of such litigation, and Licensor shall reimburse Licensee for its out of pocket expenses, if any. If Licensor decides not to institute such litigation, Licensee is authorized to institute such litigation, in which event Licensee shall be solely responsible for the costs of such litigation and shall be entitled to keep any recovery therefrom.

     5.7. Licensee shall not contest or deny the validity or enforceability of the Trademark or oppose or seek to cancel any registration thereof by Licensor, or aid or abet others in doing so, either during the Term of this Agreement or at any time thereafter.

     5.8 During the Term, Licensor shall, at its sole cost and expense, maintain in effect the United States Patent and Trademark Office registration for the Trademark.

     5.9 Licensee shall have the right to record and register the license herein granted, and otherwise to make appropriate application to the United States Patent and Trademark Office with respect to its right as a permitted or registered user of the Trademark as set forth in this Agreement. Licensor agrees to join in any such registration or application and to execute all documents as may reasonably be required by Licensee in connection therewith, at the cost and expense of Licensee. Copies of all relevant documents shall be provided to Licensor.

     6. REPRESENTATIONS AND WARRANTIES OF LICENSOR

     6.1. Licensor hereby represents and warrants to Licensee as follows:

     6.1.1. Licensor is the owner of the Trademark free and clear of all liens, claims and encumbrances, and has the sole and exclusive right to use the Trademark within the Territory.

     6.1.2. The Trademark does not, to Licensor's knowledge, infringe upon the rights of any third person with respect to the use of the Trademark in the Territory, and Licensor has not received notice of any claim of infringement, and does not have any knowledge of any use of the Trademark within the Territory by any unauthorized person.

     6.1.3. There are no actions, suits, proceedings or investigations pending or threatened against or affecting the Trademark in any court or before any governmental department, commission, board, bureau, agency or instrumentality in the Territory.

     6.1.4 Licensor has full corporate power and authority to enter into and to perform this Agreement, and this Agreement has been duly authorized by all requisite corporate action on the part of Licensor and is enforceable against Licensor in accordance with its terms.

     6.2. Licensor shall indemnify Licensee from and against any and all causes of action, claims, losses and expenses (including reasonable counsel fees) in connection with or arising out of a breach of any of the representations and warranties set forth in this Section 6.

     7. DEFAULT AND TERMINATION

     7.1. Licensor shall have the right to terminate the Term of the License upon a material breach of this Agreement by Licensee. Licensor may terminate the Term of the License only upon sixty (60) days' written notice to Licensee setting forth the material breach complained of. If Licensee shall cure said breach prior to the end of such period, said right to terminate the License shall cease; provided, however, that if, because of the nature of said breach, Licensee shall be unable to cure the same within said sixty (60) day period, Licensee shall be given such additional time as shall be reasonably necessary within which to cure said breach, upon condition that Licensee shall, upon receipt of such notice from Licensor, immediately commence to cure such breach and continue to use its best efforts to effect such cure until such cure has been completed.

     7.2. Notwithstanding Section 6.1, the Term of the License shall immediately terminate.

     7.2.1. If Licensee shall purport to assign or otherwise sell, transfer or encumber the License, the rights of Licensee hereunder, the Trademark or any interest in any of the foregoing, other than as herein expressly permitted, without the written consent of Licensor as herein provided.

     7.2.2. In the event that Licensee shall be adjudicated bankrupt or shall make an assignment for the benefit of creditors.

     8. OBLIGATIONS AND RIGHTS OF PARTIES UPON TERMINATION OR EXPIRATION

     8.1. In the event of expiration or termination of the Term of the License, whether by reason of default, lapse or time, or other cause, Licensee shall forthwith discontinue the use of the Trademark, and shall not thereafter use, in any manner, or for any purpose, directly or indirectly, any of the same, or any trademark or symbols deceptively similar thereto.

     8.2. The expiration or termination of the Term of the License shall be without prejudice to any other rights or claims or Licensor against Licensee, or any other remedy available to it, or relieve Licensee of any obligations which by their nature survive the expiration or termination of the License.

     9. GENERAL TERMS AND CONDITIONS

     9.1. Captions used in this Agreement are for convenience only and are not a part of the terms hereof.

     9.2. No amendment or other modification of this Agreement shall be valid or binding on either party hereto, unless reduced to writing and executed by the parties hereto.

     9.3 The parties hereto are independent and neither party is the agent, joint venturer, partner or employee of the other, and Licensor shall not be obligated by any agreements, representations or warranties made by Licensee to any person, nor with respect to other action of Licensee, nor shall Licensor be obligated for any damages to any person whether caused by Licensee's action, failure to act, negligence, or willful conduct.

     9.4. No waiver by either party of any breach or series of breaches or defaults in performance by the other party, and no failure, refusal, or neglect to exercise any right, power or option given to either party hereunder or to insist upon strict compliance with or performance of the obligations under this Agreement, shall constitute a waiver of the provisions of this Agreement with respect to any subsequent breach thereof or a waiver by such party of its right at any time thereafter to require exact and strict compliance with the provisions thereof.

     9.5. This Agreement shall be governed and construed under and in accordance with the laws of the State of New York.

     9.6 All provisions of this Agreement shall be severable and no such provision shall be affected by the invalidity of any other such provision shall be affected by the invalidity of any other such provision to the extent that such invalidity does not also render such other provision invalid. In the event of the invalidity of any provision of this Agreement, it shall be interpreted and enforced as if all provisions thereby rendered invalid were not contained herein. If any provision of this Agreement shall be susceptible of two interpretations, one of which would render the provision invalid and the other of which would cause the provision to be valid, such provision shall be deemed to have the meaning which would cause it to be valid.

     9.7 In the event that any suit or action shall be commenced by either party to enforce any right or obligation hereunder, the prevailing party in such suit or action shall be entitled to recover the costs incurred by such party in connection therewith, including reasonable attorneys' fees.

     9.8 The License shall not be assigned or sublicensed except only as expressly set forth below:

     9.8.1 Licensee may sublicense the License to any subsidiary of which it maintains ownership of a majority of the capital stock and the power to vote two-thirds or more of its voting stock.

     9.8.2 Licensee may assign the License only in connection with the sale of all or substantially all of its assets, and the assignee shall assume, in writing, the obligation of the assignor hereunder.

     9.8.3 Notwithstanding the foregoing, so long as Licensee maintains the ownership of a majority of the capital stock of Ottomanelli's Cafe Franchising Corp. ("Franchise Corp."), Franchise Corp. may sublicense the Trademark to franchisees of Franchise Corp. in accordance with its normal franchising business practices.

     9.9 This License Agreement was entered into pursuant to a Reorganization Agreement, dated August 21, 1997 between Licensee and certain affiliates of Licensor, as amended by a Modification Agreement of even date herewith (the "Reorganization Agreement"). If pursuant to Section 2(d) of the Reorganization Agreement, the affiliates of the Licensor named therein elect to rescind the transactions contemplated by the Reorganization Agreement, the Term of the License shall immediately terminate, and no separate action shall be required hereunder.

     IN WITNESS THEREOF, the parties have executed this Agreement as of the date first indicated above.

                                                  OTTOMANELLI BROS., LTD.


                                        By:      /s/ Nicolo Ottomanelli
                                                 --------------------------
                                                 Nicolo Ottomanelli



                                                  THE RATTLESNAKE HOLDING
                                                       COMPANY, INC.

                                         By:      /s/ Louis Malikow
                                                  --------------------------
                                                  Louis Malikow, President